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As filed with the Securities and Exchange Commission on June 28, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2588479 (I.R.S. Employer Identification No.)
745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ROBERT T. BRENNAN President and Chief Executive Officer 745 Atlantic Avenue Boston, Massachusetts 02111 (617) 535-4766	Copy to: WILLIAM J. CURRY, ESQ. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of Iron Mountain

Common Stock, $0.01 par value per share, of Iron Mountain

Preferred Stock, $0.01 par value per share, of Iron Mountain

Depositary Shares Representing Preferred Stock of Iron Mountain

Warrants of Iron Mountain

Stock Purchase Contracts of Iron Mountain

Stock Purchase Units of Iron Mountain(2)

Guarantees of Debt Securities of Iron Mountain(3)

Total	(4)(5)	(4)(5)	(4)(5)	(6)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered an indeterminate principal amount of guarantees of debt securities by Iron Mountain's subsidiaries listed on the "Subsidiary Guarantor Registrants" table.

(2)
Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Iron Mountain and (b) a beneficial interest in debt obligations of third parties, including U.S. treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(3)
There is being registered hereunder all guarantees and other obligations that certain of Iron Mountain's subsidiaries listed on the "Subsidiary Guarantor Registrants" table may have with respect to debt securities that may be issued by Iron Mountain. No separate consideration will be received for the guarantees or any other such obligations.

(4)
Not applicable pursuant to Form S-3 General Instruction II.E.

(5)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(6)
Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Iron Mountain Fulfillment Services, Inc.	Delaware	94-3229868
Iron Mountain Global, Inc.	Delaware	04-3441680
Iron Mountain Global LLC	Delaware	04-3545070
Iron Mountain Government Services Incorporated	Delaware	54-2110823
Iron Mountain Information Management, Inc.	Delaware	04-3038590
Iron Mountain Intellectual Property Management, Inc.	Delaware	77-0154485
Iron Mountain Statutory Trust—1998	Connecticut	06-6466469
Iron Mountain Statutory Trust—1999	Connecticut	06-6496076
Iron Mountain Statutory Trust—2001	Connecticut	20-7474719
Mimosa Systems, Inc.	Delaware	04-3764974
Mountain Real Estate Assets, Inc.	Delaware	04-3545066
Mountain Reserve III, Inc.	Delaware	47-0952067
Nettlebed Acquisition Corp.	Delaware	20-0388018
Stratify, Inc.	Delaware	77-0518096
Treeline Services Corporation	Delaware	54-2110821

(1)
Any of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Iron Mountain Incorporated offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

PROSPECTUS

Iron Mountain Incorporated

Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Warrants

        We may from time to time offer:

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  debt securities;

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  shares of our preferred stock;

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  fractional shares of our preferred stock in the form of depositary shares;

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  shares of our common stock;

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  warrants to purchase any of these securities; or

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  stock purchase contracts.

        These securities may be offered and sold separately or together in units with other securities described in this prospectus.

        In connection with the debt securities, substantially all of our present and future wholly owned domestic subsidiaries may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities.

        The securities described in this prospectus offered by us may be issued in one or more series or issuances. We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of any securities actually offered and the manner in which the securities will be offered in supplements to this prospectus. In each case we will describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "IRM." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, or the SEC, and in the applicable prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111, and our telephone number is (617) 535-4766.

The date of this prospectus is June 28, 2010.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        References in this prospectus to the terms "Iron Mountain," "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents incorporated by reference herein that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as

i

"believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under "Risk Factors" beginning on page 1.

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  the cost to comply with current and future laws, regulations and customer demands relating to privacy issues;

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  the impact of litigation that may arise in connection with incidents in which we fail to protect our customers' information;

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  changes in the price for our services relative to the cost of providing such services;

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  changes in customer preferences and demand for our services;

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  in the various digital businesses in which we are engaged, the cost of capital and technical requirements, demand for our services, or competition for customers;

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  the impact of legal restrictions or limitations under stock repurchase plans on price, volume or timing of stock repurchases;

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  the impact of alternative, more attractive investments on dividends or stock repurchases;

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  our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

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  the cost or potential liabilities associated with real estate necessary for our business;

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  the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.;

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  changes in the political and economic environments in the countries in which our international subsidiaries operate;

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  claims that our technology violates the intellectual property rights of a third party; and

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  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

        Other important factors that could cause actual results to differ materially from those in our forward-looking statements are described more fully in our most recently filed annual report on Form 10-K, including those described under the caption "Item 1A. Risk Factors," and other reports filed from time to time with the SEC and any prospectus supplement.

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise. Readers are also urged to review carefully and consider the various disclosures we have made or incorporated by reference in this prospectus, as well as our other periodic reports filed with the SEC.

ii

OUR COMPANY

        We are a leading information management services company. We help organizations around the world reduce the risks, costs and inefficiencies associated with storing and using their physical and digital data. We offer comprehensive records management services, data protection and recovery services and information destruction services, along with the expertise and experience to address complex information management challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. We have a diversified customer base comprised of commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations, including more than 97% of the Fortune 1000 and more than 93% of the FTSE 100.

        As of December 31, 2009, we provided services to over 140,000 corporate clients in 38 countries on five continents, employed over 20,000 people and operated over 1000 facilities in North America, Europe, Latin America and Asia Pacific.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Three Months Ended March 31,
	2005	2006	2007	2008	2009	2010
Ratio of Earnings to Fixed Charges	1.8x	1.8x	1.7x	1.7x	2.1x	1.9x

        The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes. Fixed charges consist of interest costs, the interest component of rental expense and amortization of debt discounts and deferred financing costs, but do not include interest expense related to uncertain tax positions.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of the offered securities will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

 DESCRIPTION OF OUR DEBT SECURITIES

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. We will file any final indentures and/or supplemental indentures if we issue debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our direct and indirect wholly owned domestic subsidiaries. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with our outstanding senior subordinated indebtedness and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part four separate forms of indenture, one each for the senior securities and the subordinated securities and two for the senior subordinated securities.

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

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  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

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  the aggregate principal amount of the securities;

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  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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  the stated maturity date;

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  any fixed or variable interest rate or rates per annum;

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  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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  the date from which interest may accrue and any interest payment dates;

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  any sinking fund requirements;

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  any provisions for redemption, including the redemption price and any remarketing arrangements;

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  whether the securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

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  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

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  whether we will issue the debt securities in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

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  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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  the subordination provisions, if any, relating to the debt securities;

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  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

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  whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

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  the provisions relating to any security provided for the debt securities; and

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  the provisions relating to any guarantee of the debt securities.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." We may also issue debt securities over par from time to time. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities or debt securities issued over par.

        Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

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  to the person in whose name the debt security is registered at the close of business on a special record date we will fix; or

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  in any other lawful manner as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all of the following conditions are met:

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  If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

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  Immediately after the consolidation or merger or sale of assets we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default without regard to notice obligations or the length of time of the default.

Certain Covenants

        Provision of Financial Information.    We will deliver to the trustee a copy of our annual report to stockholders, our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Additional Covenants.    Any additional or different covenants, or modifications to these covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" means any of the following:

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  we do not pay the principal or any premium on a debt security on its due date;

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  we do not pay interest on a debt security within 30 days of its due date;

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  we do not deposit any sinking fund payment on its due date;

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  we fail to comply with any "change of control" covenant included in the applicable indenture;

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  we remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or the holders of 25% in principal amount of debt securities of the affected series may send the notice;

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  we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

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  we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

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  a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the us or any of our "significant subsidiaries" and such judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $50.0 million;

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  any guarantee issued by a "significant subsidiary" shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any "significant subsidiary" or any person acting on behalf of any "significant subsidiary" shall deny or disaffirm in writing its obligations under its guarantee; and

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  any other event of default, or modification of any of the foregoing events of default, described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days of a default of which the trustee has knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        The trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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  you must give the trustee written notice that an event of default has occurred and remains uncured;

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  the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity satisfactory to the trustee against the costs, expenses and other liabilities of taking that action;

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  the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

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  the trustee does not receive direction contrary to the holders' written request, within 60 days following receipt of the holders' written request, from holders of a majority in principal amount of the outstanding securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal of or change the fixed maturity of any security or change any of the redemption provisions in a manner adverse to you;

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  reduce the rate of or change the time for payment of interest on any debt security;

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  waive a default in the payment of principal of or premium, if any, or interest on any debt security (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

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  make any debt security payable in money other than that stated in such debt security;

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  make any change in the provisions of the indenture relating to waivers of past defaults or your right to receive payments of principal of or premium, if any, or interest on the debt securities;

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  except under certain circumstances described in the applicable prospectus supplement, waive a redemption payment with respect to any debt security;

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  if the debt securities are guaranteed, other than as described in the applicable prospectus supplement, release any guarantor from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect you; or

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  make any change in the foregoing amendment and waiver provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of the particular series of debt securities affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Defeasance and Covenant Defeasance

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we deliver certain certificates and opinions to the trustee and put in place the following arrangements to repay you:

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  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. If the debt securities are denominated in a foreign currency, then we may deposit foreign government notes or bonds.

  •
  The current federal tax law must be changed or an Internal Revenue Service ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you would be deemed to have given back to us.

  •
  We must deliver to the trustee a legal opinion confirming the tax law change described above.

  •
  No default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us).

  •
  The full defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound.

  •
  We must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we did accomplish a full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. The trust deposit would, however, most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations shall survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated certificates;

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

  •
  the provisions of the indenture relating to defeasance.

        Covenant Defeasance.    Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do certain things, including the following:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, foreign government notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee a legal opinion confirming that under current federal tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

  •
  no default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us);

  •
  the covenant defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we accomplish covenant defeasance, we will be released from certain covenants that we will describe in the applicable prospectus supplement. If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into shares of our common or preferred stock will be set forth in the prospectus supplement relating thereto. Such terms will include whether the debt securities are convertible into shares of our common or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

Global Securities

        We may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with a depositary identified in the applicable prospectus supplement.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any global securities. We will describe additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement among direct participants of securities transactions through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the direct participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the direct participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of direct participants, and on the records of direct participants, with respect to interests of persons holding through direct participants.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities evidenced by a global note for all purposes under the indentures. Except as described below, an owner of a beneficial interest in debt securities evidenced by a global note will not be entitled to have any of the debt securities evidenced by such global note registered in its name, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owner or holder thereof under the indentures for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, an owner must rely on the procedures of DTC and, if an owner is not a direct participant, on the procedures of the direct participant through which such owner owns its interest to exercise any rights of a "holder" under the indentures. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in any global note.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Payments of principal and interest or additional amounts, if any, will be made by us to Cede & Co., as nominee of DTC, in immediately available funds. DTC's practice is to credit the accounts of direct participants on the applicable payment date in accordance with their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by direct participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of DTC's direct participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of DTC. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Redemption notices with respect to any debt securities will be sent to DTC. If less than all of the debt securities are to be redeemed, DTC's practice is to determine by lot the amount of interest of each direct participant in such issue to be redeemed.

        Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent to vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy). We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the direct participants holding the relevant beneficial interest to give or take such action, and such direct participants would authorize beneficial owners through such direct participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Debt securities which are evidenced by a global note will be exchangeable for certified debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed within 90 days;

  •
  there shall have occurred and be continuing an event of default; or

  •
  we determine not to require all of the debt securities to be evidenced by a global note and notify the trustee of our decision, in which case we will issue individual debt securities in denominations of $1,000 and integral multiples thereof.

        The information in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

DESCRIPTION OF OUR CAPITAL STOCK

        The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

        We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share.

        This section describes the general terms and provisions of our currently authorized but unissued preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designations, our certificate of incorporation and the applicable prospectus supplement for more specific information.

        Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

        With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether the shares are entitled to receive dividends and whether dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether the shares are redeemable, the redemption price and the terms of redemption;

  •
  whether the shares are entitled to any rights if we are dissolved or our assets are distributed;

  •
  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

  •
  any restrictions on issuance of shares in the same series or any other series; and

  •
  your voting rights for the shares you own.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

        As described under "Description of Our Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        We currently plan to use The Bank of New York Mellon Corporation as the registrar and transfer agent of any series of our preferred stock.

Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. In an uncontested election of directors, each director shall be elected by the affirmative vote of holders of a majority of the votes properly cast. In a contested election, the directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Dividend Rights and Limitations.    Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

        Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "—Preferred Stock."

        Liquidation Rights.    In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

        Miscellaneous.    All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

        Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

  •
  amount and number of shares offered;

  •
  the initial offering price, if any, and market price; and

  •
  information with respect to dividends.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is The Bank of New York Mellon, Shareholder Services, 500 Ross Street, 6th Floor, Pittsburgh, Pennsylvania, 15219. Its telephone number is (800) 524-4458.

DESCRIPTION OF OUR DEPOSITARY SHARES

General

        The description shown below, and in any applicable prospectus supplement, of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the SEC at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

        We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will disclose the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each holder of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred stock to the record holders of depositary shares in proportion to the number of depositary shares held by the holders on the relevant record date, which will be the same as the record date fixed by us for the applicable series of preferred stock. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary shares entitled thereto, in proportion, as nearly as practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

        Holders of depositary shares may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by those depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary and paying the charges provided in the depositary agreement. Partial shares of preferred stock will not be issued. If the depositary receipts that a holder surrenders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once a holder has withdrawn the holder's preferred stock, the holder will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those depositary shares representing the preferred stock so redeemed from the proceeds received by it in connection with the redemption. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will try, as practical, to vote the depositary shares as instructed by the record holder of depositary shares. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If a record holder of depositary shares does not instruct the depositary how to vote the holder's depositary shares, the depositary will abstain from voting those shares.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require holders of depositary shares to surrender all of their depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into a different class of our securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If a holder of depositary shares is converting only a part of the depositary shares, the depositary will issue the holder a new depositary receipt for any unconverted depositary shares.

Taxation

        A holder of depositary shares will be treated for U.S. federal income tax purposes as if it were a holder of the series of preferred stock represented by the depositary shares. Therefore, the holder of depositary shares will be required to take into account for U.S. federal income tax purposes income and deductions to which it would be entitled if it were a holder of the underlying series of preferred stock. In addition:

  •
  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

  •
  the tax basis of each share of preferred stock issued to a holder as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

  •
  if a holder held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which the holder owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the form of the depositary receipt and the provisions of the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that event occurs, the depositary will be required to deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

  •
  each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. However, holders of depositary shares will pay any transfer taxes or other governmental charges and the fees and expenses of a depositary, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary shares any reports and communications that it receives from us with respect to the related preferred stock. Holders of depository shares will be able to inspect the transfer books of the depository and the list of holders of depositary shares upon reasonable notice.

        Neither we nor a depositary will be liable if either of us are prevented from, or delayed in performing, by law or any circumstances beyond our control, our obligations under a deposit agreement. Our obligations and those of the depositary under a deposit agreement will be limited to performing our duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary shares, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, our debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  •
  the offering price;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the warrants will expire;

  •
  U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

        We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law, in each case as currently in effect. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Delaware law.

        Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

  •
  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon consummation of the transaction in which it becomes an interested stockholder; or

  •
  the business combination is approved by a majority of our board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. In addition, our bylaws provide that, in an uncontested election of directors, each director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

        Our bylaws also provide that a majority of votes cast by the shares present in person or represented by proxy at any meeting of stockholders and entitled to vote thereat shall decide any question (other than the election of directors) brought before such meeting, except in any case where a larger vote is required by the DGCL, our certificate of incorporation, our bylaws or otherwise.

        Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

  •
  the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

  •
  the absence of authority for stockholders to call special stockholder meetings; and

  •
  the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

        These provisions and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

        Our certificate of incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL, and our bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

        We may sell the offered securities to one or more underwriters for public offering and sale by them. We may also sell the offered securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the offered securities in the applicable prospectus supplement.

        The distribution of offered securities may be effected from time to time in one or more transactions at:

  •
  a fixed price or varying prices;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the market prices; or

  •
  negotiated prices.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        If an underwriter or underwriters are used in the offer or sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our agreements with the underwriters will be provided in the applicable prospectus supplement.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our securities short using this prospectus and deliver our securities covered by this prospectus to close out such short positions, or loan or pledge our securities to financial institutions that in turn may sell the shares of our securities using this prospectus. We may pledge or grant a security interest in some or all of our securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our securities from time to time pursuant to this prospectus.

        Unless otherwise specified in the related prospectus supplement, each series of offered securities, other than shares of common stock, will be a new issue with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other series or class of offered securities on an exchange, but are not obligated to do so. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, any offered securities.

        Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

        The specific terms and manner of sale of the offered securities will be shown or summarized in the applicable prospectus supplement.

 LEGAL MATTERS

        Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, preferred stock, depositary shares, common stock, warrants, guarantees, stock purchase contracts and stock purchase units.

        Gesmer Updegrove LLP, Boston, Massachusetts, will pass upon the validity of certain of the guarantees with respect to matters of Connecticut law.

EXPERTS

        The financial statements as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this Prospectus, and the effectiveness of Iron Mountain Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic reporting and other information requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common stock is listed on the NYSE where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the following documents filed by us:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010.

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 10, 2010.

  •
  Current Reports on Form 8-K filed with the SEC on February 25, 2010 (Item 8.01 only), March 5, 2010 (Items 5.02, 5.03 and 9.01 only), May 24, 2010, and June 9, 2010.

  •
  The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

        In addition to the documents listed above, we incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering of the securities made by this prospectus is completed or terminated.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Iron Mountain Incorporated, or Iron Mountain or the Company.

Registration Fee Under Securities Act of 1933	$		*
Legal Fees and Expenses		$75,000
Accounting Fees and Expenses		$20,000
Miscellaneous Fees and Expenses		$5,000

Total:		$100,000

*
In accordance with Rule 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered hereby.

These expenses represent an estimate of the expenses we expect to incur in connection with the preparation and filing of this registration statement. Other expenses in connection with the issuance and distribution of securities to be offered hereunder are contingent on the number of offerings and cannot reasonably be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        We are a Delaware corporation. Section 102 of the Delaware General Corporation Law, the DGCL, permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions from which the director received an improper personal benefit. Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

        Section 145 of the DGCL, or Section 145, authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorney's fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agent, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        Article 12 of the Company's bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. Article 12 also permits the Company, by action of its board of directors, to indemnify employees and other agents of the Company to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director's liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Article 12 further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss.

        Reference is made to our bylaws filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on March 5, 2010. Reference is also made to our Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006.

Item 16.    Exhibits

        Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain on file with the SEC. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.

Exhibit No.	Item	Exhibit
1.1	Form of Underwriting Agreement (for Debt Securities).	*
1.2	Form of Underwriting Agreement (for Preferred Stock).	*
1.3	Form of Underwriting Agreement (for Depositary Shares).	*
1.4	Form of Underwriting Agreement (for Common Stock).	*
1.5	Form of Underwriting Agreement (for Warrants).	*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).	*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).	*
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended.	(3.1)(1)
4.2	Bylaws of the Company.	(3.1)(2)

Exhibit No.	Item	Exhibit
4.3	Senior Subordinated Indenture, dated as of December 30, 2002, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.	4.7(3)
4.4	Form of Senior Indenture.	Filed herewith as Exhibit 4.4
4.5	Form of Senior Subordinated Indenture.	Filed herewith as Exhibit 4.5
4.6	Form of Subordinated Indenture.	Filed herewith as Exhibit 4.6
4.7	Form of Senior Debt Security.	*
4.8	Form of Senior Subordinated Debt Security.	*
4.9	Form of Subordinated Debt Security.	*
4.10	Form of stock certificate representing shares of Common Stock, $.01 par value per share, of the Company.	Filed herewith as Exhibit 4.10
4.11	Form of Certificate of Designation for shares of Preferred Stock, $.01 par value per share, of the Company.	*
4.12	Form of stock certificate representing shares of Preferred Stock, $.01 par value per share, of the Company.	*
4.13	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.	*
4.14	Form of Warrant Agreement, including form of Warrant.	*
4.15	Form of Stock Purchase Contract.	*
4.16	Form of Stock Purchase Unit.	*
5.1	Opinion of Sullivan & Worcester LLP.	Filed herewith as Exhibit 5.1
5.2	Opinion of Gesmer Updegrove LLP.	Filed herewith as Exhibit 5.2
8	Opinion of Sullivan & Worcester LLP regarding tax matters.	*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.	(4)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.	*
23.1	Consent of Sullivan & Worcester LLP.	Included in Exhibit 5.1
23.2	Consent of Gesmer Updegrove LLP.	Included in Exhibit 5.2
23.3	Consent of Deloitte & Touche LLP.	Filed herewith as Exhibit 23.3
24	Powers of Attorney.	Contained on pages II-8, II-9 and II-12 of the Registration Statement

Exhibit No.	Item	Exhibit
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Subordinated Indenture dated as of December 30, 2002, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A.	Filed herewith as Exhibit 25.1
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Subordinated Indenture.	Filed herewith as Exhibit 25.2
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture.	Filed herewith as Exhibit 25.3
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture.	Filed herewith as Exhibit 25.4
25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Senior Subordinated Indenture.	Filed herewith as Exhibit 25.5
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Senior Indenture.	Filed herewith as Exhibit 25.6
25.7	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Subordinated Indenture.	Filed herewith as Exhibit 25.7

*
To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.

(1)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC, File No. 1-13045.

(2)
Filed as an exhibit to the Company's Current Report on Form 8-K dated March 5, 2010, filed with the SEC, File No. 001-13045.

(3)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC, File No. 1-13045.

(4)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC, File No. 1-13045.

Item 17.    Undertakings

(a)
Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of Iron Mountain's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of each trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 28, 2010.

IRON MOUNTAIN INCORPORATED
By:	/s/ BRIAN P. MCKEON Brian P. McKeon Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint Robert T. Brennan and Brian P. McKeon, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post-effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT T. BRENNAN Robert T. Brennan	President and Chief Executive Officer	June 28, 2010
/s/ C. RICHARD REESE C. Richard Reese	Executive Chairman of the Board	June 28, 2010
/s/ BRIAN P. MCKEON Brian P. McKeon	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2010
/s/ CLARKE H. BAILEY Clarke H. Bailey	Director	June 28, 2010

Signature	Title	Date

/s/ CONSTANTIN R. BODEN Constantin R. Boden	Director	June 28, 2010
/s/ KENT P. DAUTEN Kent P. Dauten	Director	June 28, 2010
/s/ PER-KRISTIAN HALVORSEN Per-Kristian Halvorsen	Director	June 28, 2010
/s/ MICHAEL LAMACH Michael Lamach	Director	June 28, 2010
/s/ ARTHUR D. LITTLE Arthur D. Little	Director	June 28, 2010
/s/ VINCENT J. RYAN Vincent J. Ryan	Director	June 28, 2010
/s/ LAURIE A. TUCKER Laurie A. Tucker	Director	June 28, 2010
/s/ ALFRED J. VERRECCHIA Alfred J. Verrecchia	Director	June 28, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global, Inc., Iron Mountain Government Services Incorporated, Iron Mountain Information Management, Inc., Iron Mountain Intellectual Property Management, Inc., Mimosa Systems, Inc., Mountain Real Estate Assets, Inc., Mountain Reserve III, Inc., Nettlebed Acquisition Corp., Stratify, Inc., Treeline Services Corporation, Iron Mountain Global LLC, Iron Mountain Statutory Trust—1998, Iron Mountain Statutory Trust—1999 and Iron Mountain Statutory Trust—2001 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 28, 2010.

IRON MOUNTAIN FULFILLMENT SERVICES, INC.,
IRON MOUNTAIN GLOBAL, INC.,
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED,
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.,
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.,
MOUNTAIN REAL ESTATE ASSETS, INC.,
MOUNTAIN RESERVE III, INC.,
NETTLEBED ACQUISITION CORP., and
TREELINE SERVICES CORPORATION

By:	/s/ ROBERT T. BRENNAN Robert T. Brennan President and Chief Executive Officer
MIMOSA SYSTEMS, INC. and STRATIFY, INC.
By:	/s/ BRIAN P. MCKEON Brian P. McKeon Executive Vice President and Chief Financial Officer
IRON MOUNTAIN GLOBAL LLC By: Iron Mountain Global, Inc., Its Sole Member
By:	/s/ ROBERT T. BRENNAN Robert T. Brennan President and Chief Executive Officer

IRON MOUNTAIN STATUTORY TRUST—1998
By: U.S. BANK NATIONAL ASSOCIATION
not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended
By:	/s/ JOHN G. CORREIA John G. Correia Vice President
IRON MOUNTAIN STATUTORY TRUST—1999 By: U.S. BANK NATIONAL ASSOCIATION not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended
By:	/s/ JOHN G. CORREIA John G. Correia Vice President
IRON MOUNTAIN STATUTORY TRUST—2001 By: U.S. BANK NATIONAL ASSOCIATION, not individually but as Trustee under that certain Amended and Restated Declaration of Trust dated as of May 22, 2001, as amended
By:	/s/ JOHN G. CORREIA John G. Correia Vice President

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each of the undersigned officers or directors or managers or trustees of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global, Inc., Iron Mountain Government Services Incorporated, Iron Mountain Information Management, Inc., Iron Mountain Intellectual Property Management, Inc., Mountain Real Estate Assets, Inc., Mountain Reserve III, Inc., Nettlebed Acquisition Corp., and Treeline Services Corporation (collectively, the "Corporate Subsidiaries"), Mimosa Systems, Inc., Stratify, Inc., Iron Mountain Global LLC, Iron Mountain Statutory Trust—1998, Iron Mountain Statutory Trust—1999 and Iron Mountain Statutory Trust—2001, hereby severally constitutes and appoints Robert T. Brennan and Brian P. McKeon, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature		Title	Date

/s/ ROBERT T. BRENNAN Robert T. Brennan		Chief Executive Officer of the Corporate Subsidiaries and Iron Mountain Global LLC	June 28, 2010
/s/ RAMANA VENKATA Ramana Venkata		President and Chief Executive Officer of Mimosa Systems, Inc. and Stratify, Inc.	June 28, 2010
/s/ BRIAN P. MCKEON Brian P. McKeon		Chief Financial Officer of the Corporate Subsidiaries, Iron Mountain Global LLC, Mimosa Systems, Inc. and Stratify, Inc.	June 28, 2010
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JOHN G. CORREIA John G. Correia Vice President	Owner Trustee of Iron Mountain Statutory Trust—1998 and Iron Mountain Statutory Trust—1999; Trustee of Iron Mountain Statutory Trust—2001	June 28, 2010
Iron Mountain Global, Inc.
By:	/s/ ROBERT T. BRENNAN Robert T. Brennan President and Chief Executive Officer	Sole Member of Iron Mountain Global LLC	June 28, 2010
/s/ JOHN P. LAWRENCE John P. Lawrence		Sole Director of the Corporate Subsidiaries, Mimosa Systems, Inc. and Stratify, Inc.	June 28, 2010

EXHIBIT INDEX

Exhibit No.	Item	Exhibit
1.1	Form of Underwriting Agreement (for Debt Securities).	*
1.2	Form of Underwriting Agreement (for Preferred Stock).	*
1.3	Form of Underwriting Agreement (for Depositary Shares).	*
1.4	Form of Underwriting Agreement (for Common Stock).	*
1.5	Form of Underwriting Agreement (for Warrants).	*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).	*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).	*
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended.	(3.1)(1)
4.2	Bylaws of the Company.	(3.1)(2)
4.3	Senior Subordinated Indenture, dated as of December 30, 2002, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.	4.7(3)
4.4	Form of Senior Indenture.	Filed herewith as Exhibit 4.4
4.5	Form of Senior Subordinated Indenture.	Filed herewith as Exhibit 4.5
4.6	Form of Subordinated Indenture.	Filed herewith as Exhibit 4.6
4.7	Form of Senior Debt Security.	*
4.8	Form of Senior Subordinated Debt Security.	*
4.9	Form of Subordinated Debt Security.	*
4.10	Form of stock certificate representing shares of Common Stock, $.01 par value per share, of the Company.	Filed herewith as Exhibit 4.10
4.11	Form of Certificate of Designation for shares of Preferred Stock, $.01 par value per share, of the Company.	*
4.12	Form of stock certificate representing shares of Preferred Stock, $.01 par value per share, of the Company.	*
4.13	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.	*
4.14	Form of Warrant Agreement, including form of Warrant.	*
4.15	Form of Stock Purchase Contract.	*
4.16	Form of Stock Purchase Unit.	*
5.1	Opinion of Sullivan & Worcester LLP.	Filed herewith as Exhibit 5.1
5.2	Opinion of Gesmer Updegrove LLP.	Filed herewith as Exhibit 5.2

Exhibit No.	Item	Exhibit
8	Opinion of Sullivan & Worcester LLP regarding tax matters.	*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.	(4)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.	*
23.1	Consent of Sullivan & Worcester LLP.	Included in Exhibit 5.1
23.2	Consent of Gesmer Updegrove LLP.	Included in Exhibit 5.2
23.3	Consent of Deloitte & Touche LLP.	Filed herewith as Exhibit 23.3
24	Powers of Attorney.	Contained on pages II-8, II-9 and II-12 of the Registration Statement
25.1
	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Subordinated Indenture dated as of December 30, 2002, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A.	Filed herewith as Exhibit 25.1
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Subordinated Indenture.	Filed herewith as Exhibit 25.2
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture.	Filed herewith as Exhibit 25.3
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture.	Filed herewith as Exhibit 25.4
25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Senior Subordinated Indenture.	Filed herewith as Exhibit 25.5
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Senior Indenture.	Filed herewith as Exhibit 25.6

Exhibit No.	Item	Exhibit
25.7	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the Subordinated Indenture.	Filed herewith as Exhibit 25.7

*
To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.

(1)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC, File No. 1-13045.

(2)
Filed as an exhibit to the Company's Current Report on Form 8-K dated March 5, 2010, filed with the SEC, File No. 001-13045.

(3)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC, File No. 1-13045.

(4)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC, File No. 1-13045.